Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-59975 of Harrah’s Entertainment, Inc. on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of Harrah’s Entertainment, Inc. Savings and Retirement Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Memphis, Tennessee

June 29, 2007